Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-217976) of Oasis Midstream Partners LP of our report dated April 7, 2017 relating to the financial statements of Oasis Midstream Partners LP Predecessor, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

August 21, 2017